UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

As previously announced, on March 3, 2014, Gregg Haddad, Vice President, Corporate Development of WellCare Health Plans, Inc. (the “Company”), will present at the 35th Annual Raymond James Institutional Investors Conference.  The presentation will occur on Monday, March 3, 2014, at 8:05 a.m. Eastern Time.

The presentation will be webcast live.  In addition, a replay of the webcast will be available beginning approximately one hour following the conclusion of the live broadcast and for 30 days thereafter.  Both the live presentation and the replay will be available via the Company's web site at www.wellcare.com.

A copy of the slides that will be used in connection with this and future presentations is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company’s financial guidance for the year 2014 is as of February 12, 2014, and is not being updated or confirmed in conjunction with this presentation.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K and the slides attached as Exhibit 99.1 shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Investor Presentation 3/3/2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
March 3, 2014	/s/ Lisa G. Iglesias Lisa G. Iglesias Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investor Presentation 3/3/2014